Exhibit 10.14
NONSTATUTORY STOCK OPTION AGREEMENT
      AGREEMENT made as of the                     day of                     , between COMPLETE PRODUCTION SERVICES, INC., a Delaware corporation (the “Company”), and                     (“Director”).
      To carry out the purposes of the AMENDED AND RESTATED COMPLETE PRODUCTION SERVICES, INC. 2001 STOCK INCENTIVE PLAN (the “Plan”), by affording Director the opportunity to purchase shares of the common stock of the Company, par value $0.01 per share (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1) Grant of Option. The Company hereby irrevocably grants to Director the right and option (“Option”) to purchase all or any part of an aggregate of shares of Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. Exercise of this Option is subject to, and contingent upon, approval of the Plan by the stockholders of the Company on or before 12 months after the date the Plan was adopted by the Board of Directors of the Company. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2) Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be per share.

3) Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or Director of the Company as the Company may designate from time to time), at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined in accordance with the following schedule:
Number of Full Years From the
Date of Grant

Less than 1 year	0%
1 year but less than 2 years	25%
2 years but less than 3 years	50%
3 years but less than 4 years	75%
4 years or more	100%

This Option may be exercised only while Director remains an Director of the Company and will terminate and cease to be exercisable upon Director’s termination of service as a Director with the Company, except that:

1. If Director’s service with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination, but only as to the number of shares Director was entitled to purchase hereunder as of the date Director’s service so terminates.

2. If Director dies while in the service of the Company, Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option at any time during the period of one year following the date of Director’s death, but only as to the number of shares Director was entitled to purchase hereunder as of the date of Director’s death.

3. If Director’s service with the Company terminates for any reason other than as described in (a) or (b) above, unless Director voluntarily terminates such service or such service is terminated for cause, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director’s death if Director dies during such three month period, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director’s service so terminates. The Committee may, in its sole discretion, advise Director in writing, prior to a voluntary termination of Director’s service, that such termination will be treated for purposes of this paragraph as an involuntary termination for a reason other than cause. As used in this paragraph, the term “cause” shall mean Director (i) has been convicted of a misdemeanor involving moral turpitude or of a felony, (ii) has engaged in gross negligence or willful misconduct in the performance of the duties of Director’s service, (iii) has willfully disregarded any written corporate policies established by the Company, or (iv) has materially breached any material provision of any written agreement between Director and the Company or any of its Affiliates.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if the Committee so agrees, by delivering or constructively tendering to the Company shares of Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Director for such minimum period of time as may be established from time to time by the Committee), (c) if the Stock is readily tradable on a national securities market, through a “cashless-broker” exercise in accordance with a Company established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4) Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income or wages to Director for federal, foreign, provincial, state or local tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its minimum obligation under applicable tax laws or regulations. No exercise of this option shall be effective until Director (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company.

5) Shareholders Agreement. Shares of Stock purchased pursuant to the exercise of this Option shall be subject to the terms of that certain Shareholders Agreement dated as of September 20, 2002, among the Company and certain of its stockholders, as the same may be amended or restated from time to time (the “Shareholders Agreement”). Director agrees that Director and Director’s spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Board, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Shareholders Agreement.

6) Lock-up Provision. Director hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Director shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed 180 days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

7) Status of Stock. Director understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Stock which Director may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Director also agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Director agrees that (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of the Shareholders Agreement, Paragraph 7, and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Shareholders Agreement, Paragraph 7, or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

8) Service Relationship. For purposes of this Agreement, Director shall be considered to be in the service of the Company as long as Director remains an Director of either the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Director shall be considered to have terminated service with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs Director. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

9) Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

10) Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

11) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.
      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

COMPLETE PRODUCTION SERVICES

By:

Name:

Title:

Director:

Name:

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